Exhibit 99.1

PRESS RELEASE	SOURCE: WPCS International Incorporated

WPCS Reports FY2012 Second Quarter Financial Results

EXTON, PA - (Marketwire - December 14, 2011) - WPCS International Incorporated (NASDAQ: WPCS), a leader in design-build engineering services for communications infrastructure, today announced financial results for the fiscal year 2012 second quarter ended October 31, 2011. For the second quarter, WPCS reported revenue of $28.2 million compared to $23.2 million for the same period a year ago, which represents an increase of approximately 21%.

In the second quarter, WPCS generated EBITDA of approximately $371,000 compared to an EBITDA loss of $1.3 million for the same period a year ago. WPCS defines EBITDA in the traditional sense of earnings before interest, income taxes, depreciation and amortization but in addition, WPCS has incurred one-time charges for the loss from discontinued operations and the strategic alternatives effort as well as non-cash charges from acquisition related earn-out costs and goodwill impairments. These charges are also excluded from the EBITDA calculation so that the company can provide a more meaningful perspective on the improved results for the continuing operations.

In regards to net income for the second quarter, WPCS reported a net loss of approximately $1.7 million or $0.24 per diluted share, which includes one-time charges of $908,000 related to the loss from discontinued operations and $77,000 associated with the strategic alternatives effort. The net loss for the second quarter ended October 31, 2011 compares to a net loss of $6.0 million or $0.86 per diluted share for the same period a year ago.

For the six months ended October 31, 2011, WPCS reported revenue of $51.7 million compared to $46.5 million for the same period a year ago, which represents an increase of approximately 11%. In the six months of this fiscal year, WPCS has generated EBITDA of approximately $1.5 million compared to an EBITDA loss of $1.6 million for the same period a year ago. For the six months ended October 31, 2011, WPCS reported a net loss of approximately $1.7 million or $0.24 per diluted share which includes the $1.3 million loss from discontinued operations and $141,000 associated with the strategic alternatives effort. This compares to a net loss of $6.3 million or $0.91 per diluted share for the same period a year ago.

Andrew Hidalgo, CEO of WPCS, commented, “We are very pleased to announce that we achieved a consecutive quarter of EBITDA profitability. This recent performance continues to reaffirm that we are focused on returning to profitability levels we have generated historically prior to a difficult fiscal year 2011. We continue to see a strong level of bid activity and ample opportunities for growth. The year over year improvement in EBITDA is substantial and we are ahead of last year’s revenue even after the divestiture of two operation centers. We continue to maintain a healthy balance sheet with $5.2 million in cash, $14.6 million in working capital and a net tangible asset value of $20.9 million or $3.01 per diluted share. We recently reduced our debt to $2.4 million and we are in the process of renegotiating our forbearance agreement with Bank of America while we finalize arrangements with a new senior lender. The management team is focused on improving our financial performance and we remain optimistic that fiscal year 2012 will be financially successful.”

As a reminder, there will be an investor conference call at 5:00 pm ET today. To participate on the conference call, please dial 888-299-4099 for calls within the U.S. or 302-709-8337 for calls from international locations. Upon reaching the operator, verbally transmit the participant code VH45830. When the overview concludes, your questions can be asked by pressing *1 and your questions can be removed from the queue by pressing the number sign. Replays of the call will be available for a period of five days by dialing 402-220-2946 and entering 45830 # as the program identification number.

About WPCS International Incorporated:

WPCS is a design-build engineering company that focuses on the implementation requirements of communications infrastructure. The company provides its engineering capabilities including wireless communication, specialty construction and electrical power to the public services, healthcare, energy and corporate enterprise markets worldwide. For more information, please visit www.wpcs.com

Statements about the company's future expectations, including future revenue and earnings and all other statements in this press release, other than historical facts, are "forward looking" statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward looking statements involve risks and uncertainties and are subject to change at any time.  The company’s actual results could differ materially from expected results.  In reflecting subsequent events or circumstances, the company undertakes no obligation to update forward looking statements.

CONTACT:

WPCS International Incorporated
610-903-0400 x101
ir@wpcs.com

This press release includes financial measures that are not in accordance with GAAP, consisting of EBITDA and net tangible asset value. Management uses EBITDA to evaluate the Company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. Management uses net tangible asset value to evaluate the strength of the Company’s balance sheet.  WPCS believes that these measures are useful to investors because they enhance investors' ability to review the Company's business from the same perspective as our management and to facilitate comparisons of this period's results with prior periods.  Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of the additional information should not be considered a substitute for net income or loss or net income or loss per diluted share prepared in accordance with GAAP. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in our industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. Pursuant to the requirements of Regulation G, WPCS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2011	2010	2011	2010

REVENUE	$28,161,040	$23,200,436	$51,724,634	$46,466,311

COSTS AND EXPENSES:
Cost of revenue	23,069,272	19,321,195	41,101,427	37,932,177
Selling, general and administrative expenses	4,797,551	5,424,634	9,310,362	10,422,693
Depreciation and amortization	560,362	644,404	1,112,613	1,301,750
Goodwill and intangible assets impairment	-	4,300,000	-	4,300,000
Change in fair value of acquisition-related contingent consideration	40,560	73,593	83,628	136,645

	28,467,745	29,763,826	51,608,030	54,093,265

OPERATING (LOSS) INCOME	(306,705)	(6,563,390)	116,604	(7,626,954)

OTHER EXPENSE (INCOME):
Interest expense	235,373	62,101	331,213	116,693
Interest income	(23,493)	(14,299)	(31,969)	(24,367)

Loss from continuing operations before income tax provision (benefit)	(518,585)	(6,611,192)	(182,640)	(7,719,280)

Income tax provision (benefit)	194,166	(734,959)	130,000	(1,087,331)

LOSS FROM CONTINUING OPERATIONS	(712,751)	(5,876,233)	(312,640)	(6,631,949)

Discontinued operations:
Income (loss) from operations of discontinued operations, net of	119,664	(162,746)	(299,668)	227,314
tax (benefit) of ($226,645), $256,890, ($188,819) and $370,882, respectively
Loss from disposal	(1,027,637)	-	(1,027,637)	-

(Loss) income from discontinued operations, net of tax	(907,973)	(162,746)	(1,327,305)	227,314

CONSOLIDATED NET LOSS	(1,620,724)	(6,038,979)	(1,639,945)	(6,404,635)

Net income (loss) attributable to non-controlling interest	44,604	(75,800)	60,060	(65,506)

NET LOSS ATTRIBUTABLE TO WPCS	$(1,665,328)	$(5,963,179)	$(1,700,005)	$(6,339,129)

Basic net (loss) income per common share attributable to WPCS:
Loss from continuing operations attributable to WPCS	$(0.11)	$(0.83)	$(0.05)	$(0.94)
(Loss) income from discontinued operations attributable to WPCS	$(0.13)	$(0.03)	$(0.19)	$0.03
Basic net loss per common share attributable to WPCS	$(0.24)	$(0.86)	$(0.24)	$(0.91)

Diluted net (loss) income per common share attributable to WPCS:
Loss from continuing operations attributable to WPCS	$(0.11)	$(0.83)	$(0.05)	$(0.94)
(Loss) income from discontinued operations attributable to WPCS	$(0.13)	$(0.03)	$(0.19)	$0.03
Diluted net loss per common share attributable to WPCS	$(0.24)	$(0.86)	$(0.24)	$(0.91)

Basic weighted average number of common shares outstanding	6,954,766	6,954,766	6,954,766	6,954,766
Diluted weighted average number of common shares outstanding	6,954,766	6,954,766	6,954,766	6,954,766

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	October 31,	April 30,
ASSETS	2011	2011
	(Unaudited)
CURRENT ASSETS:

Cash and cash equivalents	$5,207,045	$4,879,106
Accounts receivable, net of allowance of $905,378 and $1,662,168 at
October 31, 2011 and April 30, 2011, respectively	25,444,738	22,474,024
Costs and estimated earnings in excess of billings on uncompleted contracts	3,292,698	4,669,012
Inventory	1,727,820	1,972,905
Prepaid expenses and other current assets	2,318,779	1,413,151
Prepaid income taxes	89,730	173,700
Income taxes receivable, restricted	1,185,000	1,166,225
Deferred tax assets	2,336,847	2,621,329
Total current assets	41,602,657	39,369,452

PROPERTY AND EQUIPMENT, net	5,250,124	6,035,353

OTHER INTANGIBLE ASSETS, net	672,707	803,171

GOODWILL	1,975,460	2,044,856

DEFERRED TAX ASSETS	2,307,536	2,675,511

OTHER ASSETS	72,794	134,654

Total assets	$51,881,278	$51,062,997

WPCS INTERNATIONAL INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

LIABILITIES AND EQUITY	October 31,	April 30,
	2011	2011
	(Unaudited)
CURRENT LIABILITIES:

Current portion of loans payable	$141,474	$35,724
Borrowings under line of credit	3,500,000	7,000,000
Current portion of capital lease obligations	36,508	54,496
Accounts payable and accrued expenses	15,861,316	10,249,503
Billings in excess of costs and estimated earnings on uncompleted contracts	2,610,337	2,039,117
Deferred revenue	675,134	792,414
Due joint venture partner	3,075,591	3,415,641
Acquisition-related contingent consideration	1,058,680	1,008,200
Total current liabilities	26,959,040	24,595,095

Loans payable, net of current portion	214,728	10,554
Capital lease obligations, net of current portion	877	15,465
Total liabilities	27,174,645	24,621,114

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized, none issued	-	-
Common stock - $0.0001 par value, 25,000,000 shares authorized, 6,954,766
shares issued and outstanding at October 31, 2011 and April 30, 2011	695	695
Additional paid-in capital	50,477,946	50,433,626
Accumulated deficit	(28,295,836)	(26,595,831)
Accumulated other comprehensive income on foreign currency translation, net of tax
effects of $203,938 and $185,060 at October 31, 2011 and April 30, 2011, respectively	1,410,681	1,564,965

Total WPCS shareholders' equity	23,593,486	25,403,455

Noncontrolling interest	1,113,147	1,038,428

Total equity	24,706,633	26,441,883

Total liabilities and equity	$51,881,278	$51,062,997

Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)

(1) Reconciliation of Non-GAAP EBITDA:

	Three Months Ended		Six Months Ended
	October 31,		October 31,
	2011	2010	2011	2010

NET (LOSS) INCOME ATTRIBUTABLE TO WPCS, GAAP	$(1,665,328)	$(5,963,179)	$(1,700,005)	$(6,339,129)

Plus:
Net income (loss) attributable to noncontrolling interest	44,604	(75,800)	60,060	(65,506)
Income tax (benefit) provision	194,166	(734,959)	130,000	(1,087,331)
Interest expense	235,373	62,101	331,213	116,693
Interest income	(23,493)	(14,299)	(31,969)	(24,367)
Change in fair value of acquisition-related contingent consideration	40,560	73,593	83,628	136,645
Goodwill and intangible assets impairment	-	4,300,000	-	4,300,000
One time strategic costs	76,842	275,675	140,512	275,675
Depreciation and amortization	560,362	644,404	1,112,613	1,301,750
(Income) loss from operations of discontinued operations, net of tax	(119,664)	162,746	299,668	(227,314)
Loss from disposal of discontinued operations	1,027,637	-	1,027,637	-

Consolidated EBITDA, Non-GAAP	$371,059	$(1,269,718)	$1,453,357	$(1,612,884)

             (2) Reconciliation of Non-GAAP Net Tangible Asset Value:

NET TANGIBLE ASSET VALUE
	October 31,	April 30,
	2011	2011

Total WPCS shareholders' equity	$23,593,486	$25,403,455
Less:
Goodwill	1,975,460	2,044,856
Other Intangible Assets, net	672,707	803,171

Net tangible asset value	$20,945,319	$22,555,428

Diluted weighted average number of common shares outstanding	6,954,766	6,954,766

Net tangible asset value per common share attributable to WPCS	$3.01	$3.24